PROMISSORY NOTE

$100,000.00                                                    August 23, 2004

                                                       -----------------------

Nelana Holdings, Ltd., an entity duly formed and organized under the laws of the Turks and Caicos Islands ("Maker") hereby promises to pay to the order of Reality Wireless Networks, Inc., a Nevada corporation ("Holder"), at 7235 North Creek Loop, Gig Harbor, WA 98335, the sum of One Hundred Thousand Dollars ($100,000) (the "Principal"), with interest at the rate of two percent (2%) per annum until paid, pursuant to the following schedule:

      1. Maker promises to pay Ten Thousand Dollars ($10,000.00) to Holder on or before October 15, 2004; and
      2. Maker promises to pay Seven Thousand Five Hundred Dollars ($7,500.00) plus any accrued interest on or before the fifth (5th) day of each month thereafter until all principal and interest has been paid under this Promissory Note.

All outstanding principal and interest is due on or before October 15, 2005.

If not so paid and at the option of Holder, or its assigns, all principal and interest shall become immediately due and payable. An "Event of Default" under this Promissory Note shall be deemed to occur when the Principal or any other amount to be paid under this Promissory Note is not paid in full when due. Upon an Event of Default, Maker promises to pay to Holder interest on all unpaid Principal at a rate equal to eighteen percent (18%) per annum.

Interest shall be computed on the basis of a 365-day year or 366-day year as applicable, and actual days lapsed. Maker shall have the privilege of prepaying the principal under this Note in whole or in part, without penalty or premium at any time. All payments hereunder shall be applied first to interest, then to principal, then to late charges.

Maker shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder of this Note without suit or action in attempting to collect funds due under this Promissory Note. In the event an action is instituted to enforce or interpret any of the terms of this Promissory
Note including but not limited to any action or participation by Maker in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial and on appeal or review whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

All parties to this Note hereby waive presentment, dishonor, notice of dishonor and protest. Upon an Event of Default, Maker waives any right to object to a motion for summary judgment or similar proceeding instituted by Holder, or its successors or assigns, in connection with attempts to remedy any Event of Default and otherwise collect all amounts due and owing under this Promissory Note.

No delay or omission on the part of Holder to exercise any right, remedy or power to enforce this Note shall impair the Holder or be a waiver of any of the Holder's rights, remedy or power under this Promissory Note. No waiver by Holder of any Event of Default or right, remedy or power under this Promissory Note will be effective unless in writing and signed by Maker. Further, no waiver on a particular occasion will be construed as a waiver on any other occasion. No modification of this Promissory Note will be effective unless the modification is in writing and is signed by Maker.

This Promissory Note is governed by, and is construed in accordance with, the laws of the State of Washington (without giving effect to its principles of conflicts of law). Maker hereby irrevocably submits to the jurisdiction of the state and federal courts situated in King County, State of Washington in any proceeding related to this Promissory Note.

MAKER: Nelana Holdings, Ltd.
       ----------------------------



By:  /s/ Norman Saunders
    -------------------------------
        Name:  Norman Saunders
        Title: Director


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